SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2010

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, New York, NY		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 13, 2010, CapLease, Inc. (the “Company”) announced its commencement of a cash tender offer to purchase (the “Tender Offer”) any and all of its 7.50% convertible senior notes due 2027 (the “Notes”), on the terms and conditions of the Offer to Purchase dated April 13, 2010 and the accompanying Letter of Transmittal. The Tender Offer will expire at 5:00 p.m., New York City time, on May 10, 2010, unless extended or earlier terminated.

This statement is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any Notes.  The Offer is being made solely by and subject to the terms and conditions set forth in a Schedule TO (including the Offer to Purchase that has been filed by the Company with the Securities and Exchange Commission (“SEC”)).  The Schedule TO contains important information, including complete instructions on how to tender Notes, and should be read carefully and in its entirety before any decision is made with respect to the Offer.  The Offer to Purchase will be delivered to all holders of Notes.  The Schedule TO and Offer to Purchase are filed with the SEC and are available free of charge on the SEC’s website at www.sec.gov.

A copy of the press release announcing the Tender Offer, and which describes the Tender Offer in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99 Press Release announcing the Tender Offer, dated April 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPLEASE, INC.

By:	/s/ Paul C. Hughes
Paul C. Hughes
Vice President, General Counsel and Corporate Secretary

Date:  April 13, 2010